UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 13, 2021, Evoke Pharma, Inc. (the “Company”) disclosed that its cash and cash equivalents were approximately $8.1 million as of December 31, 2020. This amount has not been audited, reviewed or compiled by our independent registered public accounting firm and is preliminary, and does not present all information necessary for an understanding of our financial condition as of December 31, 2020. The audit of our financial statements for the year ended December 31, 2020 is ongoing and could result in changes to this amount.

Item 8.01	Other Events.

On January 13, 2021, the Company announced that during December 2020, the Company, through its marketing partner, Eversana Life Science Services, LLC (“Eversana”), conducted an ATU (Awareness, Trial, and Usage) Study, a quantitative survey to measure physician awareness, trial, and product usage, for GIMOTI. Approximately 104 total physician responses were captured. Survey respondents were split into three groups drawn from the healthcare practitioner (“HCP”) community; “target” gastroenterologists currently being called on by the field sales force (n = 61), other “non-target” gastroenterologists (n = 19), and primary care physicians (PCPs) who are not currently targeted for messaging (n = 24). Areas of interest that were queried included initial and future potential prescribing trends, and how HCPs viewed the suitability of GIMOTI in certain gastroparesis patient populations. The results of the ATU survey may not predict prescribing trends by doctors or acceptance by patients, and are not intended to reflect or imply actual prescriptions or sales to date.

Key Findings:

•	Indicated an intent to prescribe GIMOTI:

•	79% of target gastroenterologists.

•	89% of non-target gastroenterologists.

•	50% of PCPs.

•	Out of those target gastroenterologists indicating an intent to prescribe GIMOTI, 94% indicated GIMOTI would be “appropriate” to use in moderate to severe patients.

•	A majority of each of the target and non-target gastroenterologists noted they intend to prescribe GIMOTI for both new and existing gastroparesis patients.

•	Nineteen of all participating HCPs indicated that they have already written a prescription for GIMOTI.

•	HCPs indicated that the primary driver for prescribing GIMOTI was patients being switched to GIMOTI due to lack of efficacy of current treatments.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the Company’s unaudited cash and cash equivalents as of December 31, 2020; potential future prescribing trends for GIMOTI based on this survey of HCPs or the Company’s marketing efforts; and the Company’s commercialization plans, including its plans to increase awareness and access to GIMOTI. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: risks related to the preliminary, unaudited financial results, including the risks that the unaudited financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures; the Company’s and Eversana’s ability to successfully drive market demand for GIMOTI; the results of the ATU survey may not predict prescribing trends by doctors or acceptance by patients, and are not intended to reflect or imply actual prescriptions or sales to date; the Company’s ability to obtain additional financing as needed to support its operations, including through the Eversana line of credit which is subject to certain customary conditions; the COVID-19 pandemic may disrupt the Company’s and Eversana’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; Evoke is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in the Company’s periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2021	EVOKE PHARMA, INC.

	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President
Chief Business Officer and Secretary